(Letter Head)
MARTORI ENTERPRISES INCORPORATED
                                    January   7, 1997

Gentlemen:

         It is understood that Texas Capital Securities will act as nonexclusive financial advisor to Martori Enterprises Incorporated, an Arizona corporation (the "Company") . Texas Capital Securities will assist the Company in assessing and evaluating the Company's existing investments and prospective investments (including those of the Company's Defined Benifit Pension Plan) and in identifying potential business opportunities, partners and/or sources of capital. Texas Capital's fees as described below, shall be payable whether or not all of the above-stated activities are performed on behalf of the Company.

         In this regard, Texas Capital Securities will undertake certain activities on the Company's behalf, including the following:

          (1) working with ILX Incorporated, a company with respect to which the Company is the controlling shareholder and its subsidiaries and affiliates, including but not limited to, Red Rock Collection Incorporated;

          (2)     advising the Company as to  structure,  form and  valuation of
                  proposed   business   combinations  and  common  ventures  and
                  financing;

          (3) counseling with the Company as to strategy and tactics for initiating discussions and negotiating with respect to prospective investments, partners and/or sources of capital, and, if requested by the Company, participating in such negotiations and discussions;

          (4) rendering investment advice to the Company and its Defined Benefit Pension Plan and such other financial advisory services as may from time to time be agreed upon by Texas Capital Securities and the Company.

         The Company agrees to pay Texas Capital Securities 50,000 shares of common stock of ILX Incorporated, an Arizona corporation, which shall be free trading shares currently traded on the NASDAQ Stock Exchange. Such shares payable to Texas Capital shall be delivered to 5085 Westheimer #4520, Houston, Texas 77056 within thirty days from the date of this agreement.

         In addition to any fees that may be payable to Texas Capital under this letter, the Company agrees to reimburse Texas Capital, upon request made from time to time, for its actual out-of-pocket expenses, including reasonable legal and other professional expenses incurred after the date hereof in connection with Texas Capital's activities under this letter. Texas Capital will obtain the Company's consent in writing before incurring any out-of-pocket expenses in excess of $500.

         The Company will furnish Texas Capital with such information as the Company and Texas Capital believe appropriate to the assignment contemplated hereunder (all such information so furnished being the "Information"). The Company recognizes and confirms that Texas Capital (a) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this letter without independently verifying the same, (b) does not assume responsibility for the accuracy or completeness of the Information and such other information, and
(c) will not make an appraisal of any assets of the Company, or any prospective partner.

         Texas Capital's engagement hereunder shall be for the initial term of one year commencing upon the date hereof, subject to extension beyond such initial one (1) year term on a month-to-month basis at the option of the Company, it being understood that the provisions relating to the payment of fees and expenses (to the extent such expenses are incurred prior to termination) will survive the termination of Texas Capital's engagement for any reason whatsoever.

         It is understood and agreed to by Texas Capital that the services of Al Garfield will be available to the Company in conjunction with services rendered to ILX Incorporated for a minimum of four days per month, more or less, for the term of the agreement contemplated hereunder.

         Please confirm that the foregoing correctly sets forth our agreement by signing and returning to Texas Capital Securities the duplicate copy of this letter enclosed herewith.

                                        Very truly yours,




                                        Texas Capital Securities

                                        By:/s/ Mike McGinnis
                                           -------------------------------------
                                        Name: Mike McGinnis
                                              ----------------------------------
                                        Title: Chief Operating Officer
                                               ---------------------------------
Accepted and Agreed to as of the date
first written above:

-------------------------------------
Martori Enterprises Incorporated

By:  /s/Joseph P Martori
     --------------------------------
Name: Joseph P Martori
      -------------------------------
Title: Chairman
       ------------------------------


/s/ Albert Garfield
-------------------------------------
Albert Garfield